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                                                                    EXHIBIT 3.19

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 KWIK-FIL, INC.

                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

                                   * * * * * *

      THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, does hereby certify:

      FIRST: The name of the corporation is KWIK-FIL, INC.

      SECOND: The purposes for which it is formed are:

      To establish and maintain an oil, gas or other mineral business or businesses, and to refine, market and distribute oil, gas, hydrocarbons, petroleum and all of their products; to locate, purchase, lease, sub-lease, acquire by grant, concession or other means, develop or otherwise acquire and sell, mortgage or otherwise dispose of lands containing or believed to contain petroleum, oil or natural gas, or any of them, and any interests therein, and to drill or prospect for or produce the same; to purchase, lease or otherwise acquire, and to sell, mortgage or otherwise dispose of developed or producing oil and gas properties or the products of such oil or gas properties; to purchase, produce, refine, sell and distribute petroleum and all of the products and by-products thereof; to buy, sell, or otherwise dispose of, and manufacture all kinds of oil, gasoline, lubricants, greases, waxes
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and all other products and by-products of petroleum; to produce, deal in and sell natural gas.

      To buy, construct, erect and maintain buildings, machinery, vessels, pipe lines, terminals, tanks and all other structures, facilities and appliances for the purchase, sale, manufacture, storage, transportation and handling of petroleum, its products, oils, gases and other fluids and substances.

      To carry on in connection with any and all of the purposes of the corporation, the business of owning, leasing and operating filling stations, service stations, garages and repair shops, and buying, selling and dealing in and with goods, wares, merchandise and commodities customarily handled at filling stations, service stations, garages and repair shops.

      THIRD: The office of the corporation is to be located in the Village of Lakewood, County of Chautauqua and State of New York.

      FOURTH: The aggregate number of shares which the corporation shall have authority to issue is fifty(50) of the par value of One Hundred Dollars ($100.00) each.

      FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: KWIK-FIL, INC., c/o w. M. Petre, 104 Chautauqua Avenue, Lakewood, New York 14750.
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      SIXTH: The tax year for the corporation shall end on Decanter 31st.

      IN WITNESS WHEREOF, I have made and signed this certificate the 28th day of December, 1978, and I affirm the statements contained therein as true under penalties of perjury.

                                       /s/ Clive L. Wright, Jr.
                                       ------------------------------------
                                       Clive L. Wright, Jr.
                                       P.O. Box 1198
                                       525 Fairmount Avenue, W. E.
                                       Jamestown, New York  14701
STATE OF NEW YORK    :
                     :  SS:
COUNTY OF CHAUTAUQUA:

      On the 28th day of December, in the year Nineteen Hundred and Seventy-eight, before me personally came ---CLIVE L. WRIGHT, JR.---, to me known and known to me to be the individual described in and who executed the foregoing Certificate, and he duly acknowledged to me that he executed the same.

                                        /s/ Rochelle M. Giambrone
                                        -------------------------
                                        Notary Public
                                        ROCHELLE M. GIAMBRONE, #4501716
                                        Notary Public State of New York
                                        Qualified in Chautauqua County
                                        My Commission expires March 30, 1979